EXHIBIT 11  STATEMENT RE COMPUTATION OF PER SHARE EARNINGS:
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
                                 Three months ended       Six months ended
                                        June 30,              June 30,
                                   1994        1993        1994       1993
                              ----------- ----------- ----------- ----------
Primary:
Net earnings before cumulative
  effect of a change in
  accounting principle         $    7,582  $    5,740  $   11,737  $   12,293
Cumulative effect of a change in
  accounting principle                                      2,076
                               ----------- ----------- ----------- -----------
Net earnings                        7,582       5,740      13,813      12,293
  Adjustment for dividends on
    convertible preferred shares     (616)       (651)     (1,245)     (1,310)
                               ----------- ----------- ----------- -----------
  Adjusted net earnings        $    6,966  $    5,089  $   12,568  $   10,983
                               =========== =========== =========== ===========

Weighted average common shares
    outstanding                15,385,297  15,350,408  15,371,672  15,342,773

Common stock equivalents:
  Stock options                    44,606      44,940      86,194      54,960
  Employee incentive plans        123,135     150,309     126,011     150,578
  Restricted stock                      0       9,504           0       9,948
                               ----------- ----------- ----------- -----------
    Total                      15,553,038  15,555,161  15,583,877  15,558,259
                              ============ =========== =========== ===========
Primary earnings per common share
  before cumulative effect of a
  change in accounting principle $   0.45  $     0.33  $     0.68  $     0.71
Cumulative effect of a change
  in accounting principle                                    0.13
                               ----------- ----------- ----------- -----------
Primary earnings per common share$   0.45  $     0.33  $     0.81  $     0.71
                               =========== =========== =========== ===========

Fully-Diluted:
Net earnings before cumulative
  effect of a change in
  accounting principle        $     7,582  $    5,740  $   11,737  $   12,293
Cumulative effect of a change in
  accounting principle                                      2,076
                               ----------- ----------- ----------- -----------
Net earnings                        7,582       5,740      13,813      12,293
  Adjustment for incremental
    expense from conversion of
    convertible preferred shares     (272)       (290)       (549)       (585)
                               ----------- ----------- ----------- -----------
  Adjusted net earnings        $    7,310  $    5,450  $   13,264  $   11,708
                               =========== =========== =========== ===========

Weighted average common shares
    outstanding                15,385,297  15,350,408  15,371,672  15,342,773

Common stock equivalents:
  Stock options                    44,606      44,940      86,194      54,960
  Employee incentive plans        123,135     150,309     126,011     150,578
  Restricted stock                             18,815                  16,080
  Convertible preferred stock   1,127,250   1,182,097   1,136,816   1,188,181
                               ----------- ----------- ----------- -----------
    Total                      16,680,288  16,746,569  16,720,693  16,752,572
                              ============ =========== =========== ===========
Fully diluted earnings per common share
  before cumulative effect of a
  change in accounting principle $   0.44  $     0.33  $     0.66  $     0.70
Cumulative effect of a change
  in accounting principle                                    0.13
                               ----------- ----------- ----------- -----------
Fully diluted earnings per
  common share                   $   0.44  $     0.33  $     0.79  $     0.70
                               =========== =========== =========== ===========
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